As filed with the Securities and Exchange Commission on August 25, 2016

Registration No. 333-136890

Registration No. 333-163245

Registration No. 333-170708

Registration No. 333-194627

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to Form S-8

Registration Statement

under the Securities Act of 1933

DESTINATION XL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2623104
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

555 Turnpike Street, Canton, Massachusetts	02021
(Address of Principal Executive Offices)	(Zip Code)

DESTINATION XL GROUP, INC.

2006 INCENTIVE COMPENSATION PLAN

(Full title of the plan)

Robert S. Molloy

Senior Vice President, General Counsel and Secretary

Destination XL Group, Inc.

555 Turnpike Street

Canton, Massachusetts 02021

(Name and address of agent for service)

(781) 828−9300

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer               ☐Accelerated filer  ☒

Non-accelerated filer                 ☐Smaller reporting company☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No.1 (this “Post-Effective Amendment”) to each of the following Registration Statements on Form S-8 (the “Prior Registration Statements”) of Destination Group XL, Inc. (the “Registrant”) relating to the offering and sale of shares of Common Stock under the Registrant’s 2006 Incentive Compensation Plan (the “2006 Plan”): (i) Registration Statement on Form S-8, File No. 333-136890, filed with the Securities and Exchange Commission (the “Commission”) on August 25, 2006, (ii) Registration Statement on Form S-8, File No. 333-163245, filed with the Commission on November 20, 2009, (iii) Registration Statement on Form S-8, File No. 333-170708, filed with the Commission on November 19, 2010 and (iv) Registration Statement on Form S-8, File No. 333-194627, filed with the Commission on March 14, 2014, is being filed to deregister any and all securities that remain unsold pursuant to the Prior Registration Statements.

On August 4, 2016, the Registrant’s stockholders approved the Destination XL Group, Inc. 2016 Incentive Compensation Plan (the “2016 Plan”).  Pursuant to the 2016 Plan, any shares of Common Stock that remain available for issuance under the 2006 Plan as of August 4, 2016 are to be included in the number of shares of Common Stock available for issuance under the 2016 Plan.  No future grants will be made under the 2006 Plan.

DEREGISTRATION OF UNSOLD SECURITIES

In accordance with the undertaking contained in the Prior Registration Statements, the Registrant hereby deregisters all shares of Common Stock that were previously registered under the Prior Registration Statements that remain unissued under the 2006 Plan; provided that the Prior Registration Statements will remain in effect to cover the potential issuance of shares of Common Stock pursuant to outstanding awards that were granted under the 2006 Plan prior to August 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Canton, Commonwealth of Massachusetts, on this 25th day of August 2016.

DESTINATION XL GROUP, INC.
August 25, 2016
	By:	/s/ Robert S. Molloy
Robert S. Molloy Senior Vice President, General Counsel and Secretary